UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 1, 2012

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801
 (Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                Amendments to Articles of Incorporation or Bylaws

As previously disclosed, at a Special Meeting of Stockholders held on July 31, 2012 (the "Special Meeting"), the stockholders of Parkway Properties, Inc. (the "Company") approved an amendment to the Company's Articles of Incorporation, as amended, to increase the total number of authorized capital shares of capital stock from 100,000,000 to 150,000,000.  This amendment was previously approved by the Company's Board of Directors and a description of the amendment was included in the Proxy Statement dated June 19, 2012 relating to the Special Meeting.

A copy of the Articles of Amendment to the Articles of Incorporation is attached hereto as Exhibit 3.1.  The Articles of Amendment became effective upon filing with the State of Maryland Department of Assessments and Taxation, which occurred on August 1, 2012. The foregoing description of the amendments to the Company's Charter is qualified in its entirety by reference to the full text of the Articles of Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01                Other Events

As previously disclosed, at the Special Meeting the stockholders of the Company approved, among other things, the right to convert, at the option of the Company or the holders, shares of the Company's Series E Convertible Cumulative Redeemable Preferred Stock, par value $.001 per share (the "Series E Preferred Stock"), into shares of the Company's common stock, par value $.001 per share.

On August 1, 2012, the Company delivered a conversion notice and all shares of Series E Preferred Stock were converted into common stock on a one-for-one basis.

Item 9.01.                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Articles of Amendment to the Articles of Incorporation, as amended, of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:        August 7, 2012

             PARKWAY PROPERTIES, INC.

                                                                                By: /s/ Mandy M. Pope
                                                                          Mandy M. Pope
                                                                          Executive Vice President and Chief Accounting Officer